EXHIBIT 10.3

                                                               February 18, 2004

Cohen & Steers Capital Advisors, LLC
757 Third Avenue
New York, New York  10017

            Re: Placement of Preferred Shares of LTC Properties, Inc.

Dear Sirs:

     This letter (the "Agreement") confirms our agreement to retain Cohen & Steers Capital Advisors, LLC (the "Placement Advisor") as our exclusive advisor for a period commencing on the date of this letter and terminating on March 1, 2004, unless extended by the parties, to introduce LTC Properties, Inc., a Maryland corporation (the "Company"), to certain investors as prospective purchasers (the "Offer") of up to 4,000,000 shares of the Company's 8.0% Series F Cumulative Preferred Shares, par value $0.01 per share (the "Preferred Shares") (assuming the maximum number of Preferred Shares is issued and sold). The engagement described herein (i) may be terminated by the Company at any time prior to the Initial Closing (as defined below) and (ii) shall be in accordance with applicable laws and pursuant to the following procedures and terms and conditions:

     1. The Company will:

     (a) Cause the Company's independent public accountants to address to the Company and the Placement Advisor and deliver to the Company, the Placement Advisor and the Purchasers (as such term is defined in the Purchase Agreements dated the date hereof between the Company and the purchasers party thereto (the "Purchase Agreements")) (i) a letter or letters (which letters are frequently referred to as "comfort letters") dated the date hereof, and (ii) if so requested by the Placement Advisor, a "bring-down" letter delivered on each date on which the sale of Preferred Shares is consummated pursuant to a Purchase Agreement (each such date, a "Closing Date" and the time of such consummation on any such Closing Date, a "Closing," the first such Closing Date, the "Initial Closing Date" and the Closing on the Initial Closing Date, the "Initial Closing," and the final such Closing Date, the "Final Closing Date" and the Closing on the Final Closing Date, the "Final Closing"), which, with respect to the letter referred to in clause (i) above, will be substantially in the form attached hereto as Annex I, and with respect to the letter or letters referred to in clause (ii) above, will be in form and substance reasonably satisfactory to the Placement Advisor.


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     (b)  On each Closing Date, cause special securities counsel to the Company to deliver opinions to the Placement Advisor and the Purchasers substantially in the form of Annex II hereto and otherwise in form and substance reasonably satisfactory to the Placement Advisor and its counsel, and cause the special Maryland counsel to the Company to deliver opinions to the Placement Advisor and the Purchasers substantially in the form of Annex III hereto.

     (c) As soon as practicable after the Initial Closing, subject to the Purchasers' ownership satisfying the distribution requirements for listing, apply for listing the Preferred Shares for trading on the New York Stock Exchange, Inc. ("NYSE") and will use its reasonable best efforts to obtain approval from the NYSE with respect to such listing as soon as reasonably practicable within 30 days after the Initial Closing Date and, if such approval is not obtained within 30 days, to continue to use its reasonable best efforts to obtain such approval as soon as practicable thereafter.

     (d) Prior to the Final Closing, the Company shall not sell or approve the solicitation of offers for the purchase of additional Preferred Shares in excess of the amount which shall be authorized by the Company or in excess of the aggregate offering price of the Preferred Shares registered pursuant to the Registration Statement (as defined below).

     (e) Use the proceeds of the offering contemplated hereby as set forth under the caption "Use of Proceeds" in the Prospectus Supplement (as defined below).

     (f) On each Closing Date, the Company shall deliver to the Placement Advisor and the Purchasers a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated as of such Closing Date, setting forth that each of the representations and warranties contained in this Agreement shall be true on and as of such Closing Date as if made as of such Closing Date and each of the conditions and covenants contained herein shall have been complied with to the extent compliance is required prior to such Closing, and shall have delivered such other customary certificates as the Placement Advisor shall have reasonably requested.

     2. The Company authorizes the Placement Advisor to use the Prospectus (as defined below) in connection with the Offer for such period of time as any such materials are required by law to be delivered in connection therewith and the Placement Advisor agrees to do so.

     (a) The Placement Advisor will use commercially reasonable efforts on behalf of the Company in connection with the Placement Advisor's services hereunder. No offers or sales of Preferred Shares shall be made to any person without the prior approval of such person by the Company, such approval to be at the reasonable discretion of the Company. The Placement Advisor's aggregate fee for its services hereunder will be the sum of (a) an amount equal to 1.0% of the gross proceeds received by the Company in connection with Preferred Shares sold on the Initial Closing Date and an additional fee of $104,600 for arranging through a sub-placement advisor for the sale of Preferred Shares to certain retail accounts (each such fee payable by the Company at and subject to the consummation of the Initial Closing) and
          (b) an amount equal to 1.0% of the gross proceeds received by the Company in connection with Preferred Shares sold on the Final Closing Date (such fee payable by the Company at and subject to the


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          consummation of the Final Closing). The Company, upon consultation with the Placement Advisor, may establish in the Company's discretion a minimum aggregate amount of Preferred Shares to be sold in the offering contemplated hereby, which minimum aggregate amount shall be reflected in the Prospectus. The Placement Advisor will not enter into any agreement or arrangement with any broker, dealer or other person in connection with the placement of Preferred Shares (individually, a "Participating Person" and collectively, "Participating Persons") which will obligate the Company to pay additional fees or expenses to or on behalf of a Participating Person without the prior written consent of the Company, it being understood that Jefferies & Company, Inc. will be acting as settlement agent ("Settlement Agent") in connection with the Offer.

     (b) The Company agrees that it will pay its own costs and expenses incident to the performance of the obligations hereunder whether or not any Preferred Shares are offered or sold pursuant to the Offer, including, without limitation, (i) the filing fees and expenses, if any, incurred with respect to any filing with the NYSE, (ii) all costs and expenses incident to the preparation, issuance, execution and delivery of the Preferred Shares, (iii) all costs and expenses (including filing fees) incident to the preparation, printing and filing under the Securities Act of 1933, as amended (the "Act"), of the Registration Statement and the Prospectus, including, without limitation, in each case, all exhibits, amendments and supplements thereto, (iv) all costs and expenses incurred in connection with the required registration or qualification of the Preferred Shares issuable under the laws of such jurisdictions as the Placement Advisor may reasonably designate, if any, (v) all costs and expenses incurred by the Company in connection with the printing (including word processing and duplication costs) and delivery of the Prospectus and Registration Statement (including, without limitation, any preliminary and supplemental blue sky memoranda) including, without limitation, mailing and shipping, (vi) all fees and expenses incurred in marketing the Offer, (vii) the fees and expenses of the Settlement Agent and
          (viii) the fees and disbursements of Reed Smith, LLP, special securities counsel to the Company, Ballard Spahr Andrews & Ingersoll, LLP, special Maryland counsel to the Company and any other counsel to the Company, and Ernst & Young LLP, auditors to the Company. In addition, upon each Closing (without duplication), the Company agrees to reimburse the Placement Advisor, from the proceeds of the sale of Preferred Shares, for all reasonable out-of-pocket expenses of the Placement Advisor in connection with the Offer, including, without limitation, the reasonable legal fees, expenses and disbursements of the Placement Advisor's counsel in connection with the Offer, in the aggregate not to exceed $60,000 (it being understood that such amount does not include any amounts due or paid to the Settlement Agent).



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     (c)  The Company will indemnify and hold harmless the Placement Advisor and each of its respective partners, directors, officers, associates, affiliates, subsidiaries, employees, consultants, attorneys and agents, and each person, if any, controlling the Placement Advisor or any of its affiliates within the meaning of either Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (collectively, the "Placement Advisor Indemnitees"), from and against any and all losses, claims, damages, liabilities or costs (and any reasonable legal or other expenses incurred by such Placement Advisor in investigating or defending the same or in giving testimony or furnishing documents in response to a request of any government agency or to a subpoena) in any way relating to, arising out of or caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in the Prospectus or any preliminary prospectus (other than the preliminary prospectus dated January 27, 2004) or in any way relating to, arising out of or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such indemnity agreement shall not, however, apply to any such loss, claim, damage, liability, cost or expense (i) if such statement or omission was made in reliance upon or in conformity with information furnished in writing to the Company by the Placement Advisor or its affiliates or any of the Purchasers, Investment Advisors or Broker-Dealers (as defined in the Purchase Agreements) or their respective affiliates expressly for use in the Prospectus Supplement, or (ii) which is held in a final judgment of a court of competent jurisdiction (not subject to further appeal) to have arisen out of (x) the gross negligence or willful misconduct of the Placement Advisor or any Placement Advisor Indemnitee described in this paragraph 4(a), or (y) a breach of Placement Advisor's representations and warranties in paragraph 5 hereof.

     (d) The Placement Advisor will indemnify and hold harmless the Company and each of its directors, officers, associates, affiliates, subsidiaries, employees, consultants, attorneys, agents, and each person controlling the Company or any of its affiliates within the meaning of either
          Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities, costs or expenses (and any reasonable legal or other expenses incurred by such indemnitee in investigating or defending the same or in giving testimony or furnishing documents in response to a request of any government agency or to a subpoena) (i) which are held in a final judgment of a court of competent jurisdiction (not subject to further appeal) to have arisen out of the gross negligence or willful misconduct of such Placement Advisor or any of its respective partners, directors, officers, associates, affiliates, subsidiaries, employees, consultants, attorneys and agents, and each person, if any, controlling the Placement Advisor or any of its affiliates within the meaning of Section 15 of the Act or Section 20 of the Exchange Act or
          (ii) relating to, arising out of or caused by any untrue statement or alleged untrue statement of a material fact contained in the Prospectus Supplement or in any way relating to, arising out of or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, if such statement or omission was made in reliance upon or in conformity with information furnished in writing to the


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          Company by the Placement Advisor or its affiliates or any of the
          Purchasers, Investment Advisors or Broker-Dealers or their respective affiliates expressly for use in the Prospectus Supplement, or (iii) which result from violations by the Placement Advisor of law or of requirements, rules or regulations of federal or state securities regulators, self-regulatory associations or organizations in the securities industry, stock exchanges or organizations with similar functions or responsibilities with respect to securities brokers or dealers, as determined by a court of competent jurisdiction or applicable federal or state securities regulators, self-regulatory associations or organizations in the securities industry or stock exchanges or organizations, as applicable.

     (e) If any action, proceeding or investigation is commenced as to which any indemnified party hereunder proposes to demand indemnification under this letter agreement, such indemnified party will notify the indemnifying party with reasonable promptness. The indemnifying party shall have the right to retain counsel of its own choice (which counsel shall be reasonably satisfactory to the indemnified party) to represent it and such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the indemnified party and any counsel designated by the indemnified party; provided, however, it is understood and agreed that if the indemnifying party assumes the defense of a claim for which indemnification is sought hereunder, it shall have no obligation to pay the expenses of separate counsel for the indemnified party, unless defenses are available to the indemnified party that make it impracticable for the indemnifying party and the indemnified party to be represented by the same counsel in which case the indemnified party shall be entitled to retain one counsel. The indemnifying party will not be liable under this letter agreement for any settlement of any claim against the indemnified party made without the indemnifying party's written consent.

     (f) In order to provide for just and equitable contribution, if a claim for indemnification pursuant to this paragraph 4 is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provided for indemnification in such case, then the Company, on the one hand, and the Placement Advisor, on the other hand, shall contribute to the losses, claims, damages, liabilities or costs to which the indemnified persons may be subject in accordance with the relative benefits received from the offering and sale of the Preferred Shares by the Company, on the one hand, and the Placement Advisor, on the other hand (it being understood that, with respect to the Placement Advisor, such benefits received are limited to fees actually paid by the Company and received by the Placement Advisor pursuant to this Agreement), and also the relative fault of the Company, on the one hand, and the Placement Advisor, on the other hand, in connection


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          with the statements, acts or omissions which resulted in such losses, claims, damages, liabilities or costs, and any relevant equitable considerations shall also be considered. No person found liable for a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation. Notwithstanding the foregoing, the Placement Advisor shall not be obligated to contribute any amount hereunder that exceeds the fees received by the Placement Advisor in respect to the offering and sale of the Preferred Shares.

     4. The Company represents and warrants to the Placement Advisor as of the date hereof and as of each Closing Date as follows:

     (a) The Company meets the requirements for use of Form S-3 under the Act and meets the requirements pursuant to the standards for such Form as were in effect immediately prior to October 21, 1992. The Company's Registration Statement (as defined below) was declared effective by the SEC (as defined below) and the Company has filed such post-effective amendments thereto as may be required under applicable law prior to the execution of this Agreement and each such post-effective amendment became effective. The SEC has not issued, nor to the Company's knowledge, has the SEC threatened to issue or intends to issue, a stop order with respect to the Registration Statement, nor has it otherwise suspended or withdrawn the effectiveness of the Registration Statement or, to the Company's knowledge, threatened to do so, either temporarily or permanently, nor, to the Company's knowledge, does it intend to do so. On the effective date, the Registration Statement complied in all material respects with the requirements of the Act and the rules and regulations promulgated under the Act (the "Regulations"); at the effective date the Basic Prospectus (as defined below) complied, and at each Closing the Prospectus will comply, in all material respects with the requirements of the Act and the Regulations; each of the Basic Prospectus and the Prospectus as of its date and at each Closing Date did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Placement Advisor or its affiliates or by or on behalf of any of the Purchasers, Investment Advisors or Broker-Dealers or any of their respective affiliates, in each case, expressly for use therein. As used in this Agreement, the term "Registration Statement" means the "shelf" registration statement on Form S-3 (File No. 333-106555), as amended by the Post-Effective Amendment No. 1 thereto, as declared effective by the Securities and Exchange Commission (the "SEC"), including exhibits, financial statements, schedules and documents incorporated by reference therein. The term "Basic Prospectus" means the prospectus included in the Registration


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          Statement, as amended, or as supplemented and filed with the SEC pursuant to Rule 424 under the Act in connection with the sale of the Preferred Shares hereunder. The term "Prospectus Supplement" means the prospectus supplement specifically relating to the Preferred Shares as to be filed with the SEC pursuant to Rule 424 under the Act in connection with the sale of the Preferred Shares. The term "Prospectus" means the Basic Prospectus and the Prospectus Supplement taken together. The term "preliminary prospectus" means any form of preliminary prospectus used in connection with the marketing of the Preferred Shares, including the preliminary prospectus supplement dated as of February 17, 2004 and the Basic Prospectus used with any such preliminary prospectus supplement in connection with the marketing of the Preferred Shares. Any reference in this Agreement to the Registration Statement. the Prospectus or any preliminary prospectus shall be deemed to refer to and include the documents incorporated by reference therein as of the date hereof or the date of the Prospectus or any preliminary prospectus, as the case may be, and any reference herein to any amendment or supplement to the Registration Statement, the Prospectus or any preliminary prospectus shall be deemed to refer to and include any documents filed after such date and through the date of such amendment or supplement under the Exchange Act and so incorporated by reference.

     (b) Since the date as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (i) there has been no material adverse change or any development which could reasonably be expected to give rise to a prospective material adverse change in or affecting the condition, financial or otherwise, or in the earnings, business affairs or, to the Company's knowledge, business prospects of the Company and the subsidiaries of the Company, if any (the "Subsidiaries") considered as one enterprise, whether or not arising in the ordinary course of business, (ii) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise, and (iii) other than regular quarterly dividends, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its shares of equity securities.


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     (c)  The Company has been duly organized as a corporation and is validly existing in good standing under the laws of the State of Maryland. Each of the Subsidiaries of the Company has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization. Each of the Company and its Subsidiaries has the required power and authority to own and lease its properties and to conduct its business as described in the Prospectus; and each of the Company and its Subsidiaries is duly qualified to transact business in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or, to the Company's knowledge, business prospects of the Company and its Subsidiaries considered as one enterprise.

     (d) As of the date hereof, the authorized capital stock of the Company consisted of 35,000,000 Common Shares, par value $0.01 per share (the "Common Stock"), and 15,000,000 shares of Preferred Stock, par value $0.01 per share, of which 18,002,443 Common Shares, 1,838,520 shares of 9.5% Series A Cumulative Preferred Stock (the "Series A Preferred Shares"), 1,988,000 shares of 9.0% Series B Cumulative Preferred Stock (the "Series B Preferred Shares"), 2,000,000 shares of 8.5% Series C Cumulative Convertible Preferred Stock (the "Series C Preferred Shares"), no shares of Series D Junior Participating Preferred Stock (the "Series D Preferred Shares") and 2,200,000 8.5% Series E Cumulative Convertible Preferred Stock (the "Series E Preferred Shares") are issued and outstanding as of such date (without giving effect to any preferred shares issued or to be issued as contemplated by this Agreement or the application of the proceeds of the offering contemplated hereby) and 6,933,480 preferred shares are authorized and unissued of which 4,000,000 will be designated as the Preferred Shares. The issued and outstanding shares of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the Preferred Shares have been duly authorized, and when issued in accordance with the terms of the Articles Supplementary (as defined below) and delivered as contemplated hereby, will be validly issued, fully paid and non-assessable; the Preferred Shares, the Common Stock and the Series A, B, C and E Preferred Stock of the Company conform to all statements relating thereto contained in the Prospectus; and the issuance of the Preferred Shares is not subject to preemptive or other similar rights.

     (e) Neither the Company nor any of its Subsidiaries is in violation of its organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument or agreement to which the Company or any of its Subsidiaries is a party or by which it or any of them are bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject except where such violation or default would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or, to the Company's knowledge, business prospects of the Company and its Subsidiaries considered as one enterprise; and the execution, delivery and performance of this Agreement, the execution and filing of the Articles Supplementary of the Company relating to the Preferred Shares (the "Articles Supplementary"), and the issuance and delivery of the Preferred Shares and the consummation of the transactions contemplated herein have been duly authorized by all necessary action and will not conflict with or constitute a material breach of, or material default under, or result in the creation or imposition of any lien, charge or encumbrance upon any material property or assets of the Company or any of its Subsidiaries pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument or agreement to which the Company or any of its Subsidiaries is a party or by which it or any of them are bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject, nor will any such action result in any violation of the provisions of the Articles of Incorporation of the Company, as amended and supplemented by the Articles Supplementary, by-laws or other organizational documents of the Company or any of its Subsidiaries or any law, administrative regulation or administrative or court decree applicable to the Company.


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

     (f) The Company is organized in conformity with the requirements for qualification and, as of the date hereof and as of each Closing, operates in a manner that qualifies it as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder and will be so qualified after giving effect to the sale of the Preferred Shares.

     (g) The Company is not required to be registered under the Investment Company Act of 1940, as amended.

     (h) No legal or governmental proceedings are pending to which the Company or any of its Subsidiaries is a party or to which the property of the Company or any of its Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not described therein, and no such proceedings have been threatened against the Company or any of its Subsidiaries or with respect to any of their respective properties that are required to be described in the Registration Statement or the Prospectus and are not described therein.

     (i) No authorization, approval or consent of any court or United States federal or state governmental authority or agency is necessary in connection with the sale of the Preferred Shares as contemplated hereunder, except such as may be required under the Act or the Regulations or state securities laws or real estate syndication laws.


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     (j)  The Company and its Subsidiaries possess such certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by them, except where the failure to possess such certificates, authority or permits would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or, to the Company's knowledge, business prospects of the Company and its Subsidiaries considered as one enterprise. Neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or, to the Company's knowledge, business prospects of the Company and its Subsidiaries considered as one enterprise, nor, to the knowledge of the Company, are any such proceedings threatened or contemplated.

     (k) The Company has full power and authority to enter into this Agreement, and this Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as may be limited by (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors or (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law and the discretion of the court before which any proceeding therefor may be brought (collectively, the "Enforceability Exceptions").

     (l) The Articles Supplementary, and the filing of the Articles Supplementary with the State Department of Assessments and Taxation of Maryland on behalf of the Company, have each been duly authorized by the Company, the Articles Supplementary will be filed with the State Department of Assessments and Taxation of Maryland on behalf of the Company prior to the time that any Preferred Shares will be delivered pursuant to the Purchase Agreements and when so filed will constitute a valid and legally binding supplement to the Articles of Incorporation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by the Enforceability Exceptions.

     (m) As of the dates set forth therein or incorporated by reference, the Company had good and marketable title to all of the properties and assets reflected in the audited financial statements contained in the Prospectus, subject to no lien, mortgage, pledge or encumbrance of any kind except (i) those reflected in such financial statements, (ii) as are otherwise described in the Prospectus, (iii) as do not materially adversely affect the value of such property or interests or interfere with the use made or proposed to be made of such property or interests by the Company and each of its Subsidiaries or (iv) which constitute customary provisions of mortgage loans secured by the Company's properties creating obligations of the Company with respect to proceeds of the properties, environmental liabilities and other customary protections for the mortgagees.


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     (n)  Any certificate signed by any officer of the Company and delivered to the Placement Advisor or to counsel for the Placement Advisor shall be deemed a representation and warranty by the Company to the Placement Advisor as to the matters covered thereby.

     (o) Neither the issuance, sale and delivery of the Preferred Shares nor the application of the proceeds thereof by the Company as described in the Prospectus will cause the Company to violate or be in violation of Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

     (p) The statements set forth in the Basic Prospectus under the caption "Description of Preferred Stock" and the statements set forth in the Prospectus Supplement under the caption "Description of Our Capital Stock--Series F Preferred Stock," in each case, in so far as such statements purport to summarize provisions of laws or documents referred to therein, are correct in all material respects and fairly present the information required to be presented therein.

     (q) There is no contract, agreement, indenture or other document to which the Company or of its Subsidiary is a party required to be filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 or any subsequent Exchange Act filings prior to the date hereof that has not been so filed as required.

     5. The Placement Advisor represents and warrants to the Company that (i) it is duly registered and in good standing as a broker-dealer under the Exchange Act and licensed or otherwise qualified to do business as a broker-dealer with the National Association of Securities Dealers, Inc. and in all states in which it will offer any Preferred Shares pursuant to this Agreement, (ii) assuming the Prospectus complies with all relevant provisions of the Act in connection with the offer and sale of the Preferred Shares, the Placement Advisor will conduct all offers and sales of the Preferred Shares in compliance with the relevant provisions of the Act and the Regulations and various state securities laws and regulations, (iii) the Placement Advisor will only act as advisor in those jurisdictions in which it is authorized to do so and (iv) the Placement Advisor will not distribute to any Purchaser, Investment Advisor or Broker-Dealer any written material relating to the offering contemplated hereby other than the Registration Statement, the Prospectus or the preliminary prospectus dated February 17, 2004.

     6. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing and, if to the Placement Advisor, shall be sufficient in all respects if delivered or sent by facsimile to 212-446-9181 or by certified mail to Cohen & Steers Capital Advisors, LLC, 757 Third Avenue, New York, New York 10017, Attention: Bradley Razook, and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company by facsimile to 805-981-8663 or by certified mail to the Company at 22917 Pacific Coast Highway, Suite 350, Malibu, CA 90265, Attention: Chief Financial Officer.

     7. This Agreement shall be governed by the laws of the State of New York governing contracts made and to be performed in such State without giving effect to principles of conflicts of law.

     8. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be the same Agreement. Executed counterparts may be delivered by facsimile.

     9. When used herein, the phrase "to the knowledge of" the Company or "known to" the Company or any similar phrase means the actual knowledge of the Chief Executive Officer, Chief Financial Officer or Chief Operating Officer of the Company and includes the knowledge that such officers would have obtained of the matter represented after reasonable due and diligent inquiry of those employees of the Company whom such officers reasonably believe would have actual knowledge of the matters represented.

     If the foregoing is in accord with your understanding of our agreement, please sign in the space provided below and return a signed copy of this letter to the Company.


                                                     Sincerely,

                                                     LTC PROPERTIES, INC.


                                                     By:________________________
                                                        Name:
                                                        Title:



Accepted by:

COHEN & STEERS CAPITAL ADVISORS, LLC


By:_______________________
   Name:
   Title: